Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-50900, 33-96172, and 333-68700 pertaining to the Orthofix International N.V. Staff Share Option Plan and the Orthofix International N.V. Executive Share Option Plan, on Form S-8 No. 33-96066 pertaining to the 1983 Incentive Stock Option Plan of Orthofix International N.V., 1990 Incentive Plan and Orthofix Inc. Employee Stock Purchase Plan, on Form S-8 No. 333-107537 pertaining to the Orthofix International N.V. Staff Share Option Plan and Orthofix Inc. Employee Stock Purchase Plan and on Form S-8 No. 333-5932 pertaining to the Orthofix International N.V. Staff Share Option Plan of our reports dated March 14, 2005, with respect to the consolidated financial statements and financial statement schedules of Orthofix International N.V., Orthofix International N.V. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Orthofix International N.V., included in the Annual Report (Form 10-K) for the year ended December 31, 2004.


Charlotte, North Carolina
March 14, 2005